Exhibit 99.28(d)(i)

INVESTMENT ADVISORY AGREEMENT

By and between

Forethought Variable Insurance Trust

and

Global Atlantic Investment Advisors, LLC

THIS AGREEMENT dated this 1st day of February, 2021 between Forethought Variable Insurance Trust, a Delaware statutory trust (the “Trust”), and Global Atlantic Investment Advisors, LLC, an Indiana limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended (the “1933 Act”),

WHEREAS, the parties hereto deem it mutually advantageous that the Advisor should be engaged, subject to the supervision of the Trust’s Board of Trustees and officers, to manage the investment series of the Trust identified on Exhibit A to this Agreement, as may be amended from time to time (each a “Fund”, collectively as the “Funds”).

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Advisor do hereby agree as follows:

1.           (a)           The Advisor will regularly provide the Trust with investment research, advice and supervision and will furnish continuously an investment program for the Fund, consistent with the investment objective and policies of the Fund. The Advisor will determine from time to time what securities or instruments shall be purchased for the Fund, what securities or instruments shall be held or sold by the Fund and what portion of the Fund’s assets shall be held uninvested as cash, subject always to the provisions of the Trust’s Certificate of Trust, Agreement and Declaration of Trust, By-Laws and its registration statements under the 1940 Act and under the 1933 Act covering the Trust’s shares, as filed with the Commission, and to the investment objective, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Advisor will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b)           The Advisor will, to the extent reasonably required in the conduct of the business of the Trust and upon the Trust’s request, furnish to the Trust research, statistical and advisory reports about the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Fund shall at the time have any investment in such industries, businesses, corporations or securities. The Advisor will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or entities.

(c)           The Advisor will maintain all books and records with respect to the Fund’s securities transactions required by subparagraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the custodian or transfer agent appointed by the Trust) and preserve such records for the periods prescribed therefor by Rule 31a-2 under the 1940 Act. The Advisor will also provide to the Board of Trustees such periodic and special reports as the Board may reasonably request. The Advisor will coordinate with the Trust’s administrator and other service providers with respect to the administration of the affairs of the Trust and the Fund, including financial administrative services, compliance services and legal and regulatory services.

2.           (a)           Except as otherwise provided herein, the Advisor, at its own expense, shall furnish to the Trust office space in the offices of the Advisor or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the Trust’s investments, and shall arrange, if desired by the Trust, for members of the Advisor’s organization to serve as officers or agents of the Trust.

(b)           The Advisor shall pay directly or reimburse the Trust for: (i) the compensation (if any) of the Trustees who are affiliated with, or “interested persons” (as defined in the 1940 Act) of, the Advisor and all officers of the Trust as such; and (ii) all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Advisor or by the Trust in connection with the management of the affairs of, and the investment and reinvestment of the assets of, the Trust and the Fund.

(c)           The Trust shall assume and shall pay: (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Advisor, or its affiliates, office space and facilities and personnel compensation, including a portion of the Chief Compliance Officer’s compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, administrator, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust; (iv) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory agencies; (vii) all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) if applicable, any distribution fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation of those Trustees of the Trust who are not affiliated with or interested persons of the Advisor or the Trust (other than as Trustees); (xi) the cost of preparing and printing share certificates; and (xii) interest on borrowed money, if any.

(d)           In addition to the expenses described in Section 2(c) above, the Trust shall pay all brokers’ and underwriting commissions chargeable to the Trust or the Fund in connection with securities transactions to which the Trust is a party.

3.           (a)            The Trust shall pay to the Advisor, as compensation for the Advisor’s services and expenses assumed hereunder, a fee with respect to the Fund calculated as a percentage of the Fund’s average daily net assets as set forth in Exhibit A hereto. Management fees payable hereunder shall be computed daily and paid monthly in arrears.

In the event of termination of this Agreement, the Management Fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

(b)           If the operating expenses of the Fund in any year exceed the limits set by state securities laws or regulations in states in which shares of the Fund are sold, the amount payable to the Advisor with respect to the Fund under subsection (a) above will be reduced (but not below $0), and the Advisor shall make other arrangements concerning expenses but, in each instance, only as and to the extent required by such laws or regulations. If amounts have already been advanced to the Advisor under this Agreement, the Advisor will return such amounts to the Fund to the extent required by the preceding sentence.

(c)           In addition to the foregoing, the Advisor may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Advisor. Any such fee reduction or undertaking may be discontinued or modified by the Advisor at any time.

4.           It is understood that the Advisor may employ one or more sub-investment advisers (each a “Subadviser”) to provide investment advisory services to the Fund by entering into a written agreement with each such Subadviser; provided, that any such Subadviser and agreement first shall be approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust, the Advisor or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and, except as may be otherwise permitted by then current law or an exemptive order issued by the Securities and Exchange Commission, by the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund. The authority given to the Advisor in Sections 1 through 6 hereof may be delegated by it under any such agreement; provided, that any Subadviser shall be subject to the same restrictions and limitations on investments and brokerage discretion as the Advisor. In the event the Advisor employs one or more Subadvisers, the Advisor shall oversee and continually evaluate performance of any such Subadviser and shall make such recommendations to the Trust’s Trustees from time to time concerning the continuation, termination or modification of any such arrangements as the Advisor deems appropriate. Notwithstanding the foregoing, the Trust agrees that the Advisor shall not be accountable to the Trust or the Fund for any loss or liability relating to specific investments directed solely by any Subadviser.

5.           The Advisor will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Advisor, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, but nothing contained herein will be construed to protect the Advisor against any liability to the Trust or the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

6.           (a)            Nothing in this Agreement will in any way limit or restrict the Advisor or any of its officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Advisor may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Advisor to or with the Trust or deemed to violate or give rise to any duty or obligation of the Advisor to the Trust except as otherwise imposed by law. The Trust recognizes that the Advisor, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

(b)           In connection with purchases or sales of securities for the account of the Fund, neither the Advisor nor any of its Trustees, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Advisor shall arrange for the placing of all orders for the purchase and sale of securities for the Fund’s account with brokers or dealers selected by the Advisor. In the selection of such brokers or dealers and the placing of such orders, the Advisor is directed at all times to seek for the Fund the most favorable execution and net price available except as described herein. It is also understood that it is desirable for the Fund that the Advisor have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Advisor is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Trust’s Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Advisor in connection with its or its affiliates’ services to other clients.

(c)           On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as another fund or other clients, the Advisor, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other funds or other clients.

7.           This Agreement shall remain in force for two (2) years from the date of execution and from year to year thereafter through December 31 of each calendar year , but only so long as its continuance is approved annually by a vote of the Trustees of the Trust, including a majority of its Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval or by a vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, subject to the right of the Trust and the Advisor to terminate this contract as provided in Section 8 hereof.

8.           Either party hereto may, without penalty, terminate this Agreement by vote of its Board of Trustees or Directors, as the case may be, or by vote of a “majority of its outstanding voting securities” (as defined in the 1940 Act) and the giving of 60 days’ written notice to the other party.

9.           This Agreement shall automatically terminate in the event of its assignment. For purposes of this Agreement, the term “assignment” shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

10.         The Trust agrees that in the event that neither the Advisor nor any of its affiliates acts as an investment adviser to the Trust, the name of the Trust and the Fund will be changed to one that does not contain the name “Global Atlantic,” or otherwise suggest an affiliation with the Advisor.

11.         The Advisor is an independent contractor and not an employee of the Trust for any purpose. If any occasion should arise in which the Advisor gives any advice to its clients concerning the shares of the Fund, the Advisor will act solely as investment counsel for such clients and not in any way on behalf of the Trust or any series thereof.

12.         This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

13.         This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of Indiana.

14.         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15.         The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities.

16.         The sole parties to this Agreement are the Trust and the Advisor and the Trust is the sole beneficiary of the Advisor’s services hereunder. The parties to this Agreement do not intend for this Agreement to benefit any third party, including without limitation a record holder or beneficial holder of shares of beneficial interest of the Trust and/or a Fund, that is not expressly identified as a party to this Agreement. The terms of this Agreement may be enforced solely by a party to this Agreement.

17.         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.         References to the requirements of the 1940 Act herein should be interpreted as now in effect or as hereafter amended and subject to such orders or no-action letters as may be granted by the Commission or its staff.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FORETHOUGHT VARIABLE INVESTMENT TRUST
on behalf of each Fund

By:
Robert Arena
President

GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC

By:
Eric Todd
President

Exhibit A

Fees

Global Atlantic American Funds® Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.900%
Next $500 million	0.875%
Over $1 billion	0.850%

Global Atlantic Balanced Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic BlackRock Allocation Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.22%
Next $1 billion	0.21%
Over $2 billion	0.20%

Global Atlantic BlackRock Disciplined Core Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.39%
Next $1 billion	0.37%
Over $2 billion	0.35%

Global Atlantic BlackRock Disciplined Growth Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.45%
Next $1 billion	0.43%
Over $2 billion	0.41%

Global Atlantic BlackRock Disciplined International Core Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.60%
Next $1 billion	0.58%
Over $2 billion	0.56%

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.55%
Next $1 billion	0.53%
Over $2 billion	0.51%

Global Atlantic BlackRock Disciplined Small Cap Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.54%
Next $1 billion	0.52%
Over $2 billion	0.50%

Global Atlantic BlackRock Disciplined U.S. Core Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.39%
Next $1 billion	0.37%
Over $2 billion	0.35%

Global Atlantic BlackRock Disciplined Value Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.45%
Next $1 billion	0.43%
Over $2 billion	0.41%

Global Atlantic BlackRock Selects Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic BlackRock High Yield Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $1 billion	0.50%
Next $1 billion	0.48%
Over $2 billion	0.46%

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Goldman Sachs Core Fixed Income Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $250 million	0.34%
Next $250 million	0.32%
Over $500 million	0.26%

Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Goldman Sachs Global Equity Insights Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $250 million	0.63%
Next $250 million	0.61%
Next $500 million	0.58%
Over $1 billion	0.55%

Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $250 million	0.37%
Next $250 million	0.35%
Next $500 million	0.34%
Over $1 billion	0.32%

Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $250 million	0.55%
Next $250 million	0.53%
Next $500 million	0.51%
Over $1 billion	0.48%

Global Atlantic Growth Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic Moderate Growth Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.550%
Next $500 million	0.525%
Over $1 billion	0.500%

Global Atlantic PIMCO Tactical Allocation Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%

Global Atlantic Select Advisor Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.900%
Next $500 million	0.875%
Over $1 billion	0.850%

Global Atlantic Wellington Managed Risk Portfolio

Management Fee as a percentage
Asset Level	of average daily net assets
First $500 million	0.850%
Next $500 million	0.825%
Over $1 billion	0.800%